                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2002, with respect to the financial statements of Citrus Corp. included in the Registration Statement on Form S-4 and related Prospectus of Southern Natural Gas Company for the registration of $400,000,000 in Senior Notes.

                                       /s/ ERNST & YOUNG LLP

June 3, 2003
Birmingham, AL